SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                               September 15, 2003

                              ORYX TECHNOLOGY CORP.
             (Exact name of registrant as specified in its charter)

         Delaware                        1-12680                 22-2115841
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)

         4340 Almaden Expressway, Suite 220, San Jose, California 95118
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (408) 979-2955
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Item 2. Acquisition or Disposition of Assets.

      This Current Report on Form 8-K/A amends item 2 of the Current Report on Form 8-K dated and filed on September 30, 2003.

On September 30, 2003, Oryx Technology Corp. (the "Company") announced that its wholly-owned subsidiary, Oryx Ventures, LLC, made an additional equity investment of $125,000 in S2 Technologies, Inc., an early-stage middleware and software tools development company. This sale of Series B-1 Preferred Stock to the Company closed on September 15, 2003. The Company's voting ownership in S2 Technologies is now approximately 43.3% of all outstanding shares.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      This Current Report on Form 8-K/A amends item 7 of the Current Report on Form 8-K dated and filed on September 30, 2003 to include all financial statements required by Item 310 of Regulation S-B.

      (a)   Financial statements of businesses acquired.

            Unaudited financial statements of S2 Technologies, Inc. as of August 31, 2003 and for the six month periods ended August 31, 2003 and 2002 and for the period from June 13, 2000 (date of inception) to August 31, 2003. Copies of such financial statements are attached hereto as Exhibit 99.1

            Audited financial statements of S2 Technologies, Inc. as of February 28, 2003 and 2002 and for each of the two years ended February 28, 2003 and 2002. The independent auditors report on such financial statements included an explanatory paragraph indicating that there is substantial doubt about the Company's ability to continue as a going concern. Copies of such financial statements are attached hereto as Exhibit 99.2

      (b)   Pro forma financial information.

            The unaudited pro forma effect on the balance sheet of the Company at August 31, 2003, had the Company completed its September 2003 investment in S2 Technologies on that date, would have resulted in a decrease in "Cash and Cash equivalents" of $125,000 to $624,000 from $749,000 and an equivalent increase in "Investments" to $165,000 from $40,000. The unaudited pro forma effect on the balance sheet of the Company at February 28, 2003, had the Company completed its September 2003 investment in S2 Technologies on that date, would have resulted in a decrease in "Cash and Cash equivalents" of $125,000 to $256,000 from $381,000 and an equivalent increase in "Deficit accumulated during the development stage" to $25,896,000 from $25,771,000.

            On an unaudited pro forma basis for the six months ended August 31, 2003, giving effect to the 0.8% increase of total voting ownership in S2 Technologies as if it had been made at the beginning of the year, "Loss on investments, net" would have increased $7,000 to $355,000 from $348,000, and "Net loss attributable to


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

            common stock" would have increased to $557,000 from $550,000. Basic and diluted "Net loss per common share" would have increased to $0.29 from $0.28. On an unaudited pro forma basis for year ended February 28, 2003, giving effect to the increase of total voting ownership in S2 Technologies as if it had been made at the beginning of the year, "Loss on investments, net" would have increased $15,000 to $802,000 from $787,000, `Goodwill impairment" would have increased $125,000 to $537,000 from $412,000 and "Net loss attributable to common stock" would have increased to $2,222,000 from $2,082,000. Basic and diluted "Net loss per common share" would have increased to $1.21 from $1.14.

      (c)   Exhibits

            99.1 Unaudited financial statement as of August 31, 2003 and for the six months ended August 31, 2003 and 2002 and for the period from June 13, 2000 (date of inception) to August 31, 2003.

            99.2 Audited financial statements as of February 28, 2003 and 2002 and for each of the two years ended February 28, 2003 and 2002.

                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2003                    ORYX TECHNOLOGY CORP.
                                           (Registrant)

                                           By: /s/ Philip J. Micciche
                                               -----------------------
                                               Philip J. Micciche
                                               Chief Executive Officer


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